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                                                                   Exhibit 10.11

                                 PROMISSORY NOTE

Original Principal Amount                                        Cleveland, Ohio
$675,000                                                       February 22, 2001

         FOR VALUE RECEIVED, DAVID A. WOLFORT ("Maker") promises to pay to the order of OLYMPIC STEEL, INC. ("Holder") the principal amount of Six Hundred Seventy Five Thousand Dollars ($675,000) together with interest thereon as hereinafter provided.

         1. PRINCIPAL. The principal amount hereof shall be due and payable in full on January 1, 2006, or, if earlier, (i) six (6) months after Wolfort's termination of employment with Olympic Steel, Inc., for any reason other than death or disability, or (ii) twelve (12) months after his termination of employment due to death or disability (the "Maturity Date").

         2. INTEREST. The principal amount outstanding under this Promissory Note from time to time shall bear interest from and including the date hereof at the rate of five and 7/100ths percent (5.07%) per annum, compounded annually on each anniversary of February 22, 2001, until paid in full. Interest on this Promissory Note shall be computed on the basis of a 365 day year for the actual number of days elapsed.

         3. PAYMENT IN FULL ON MATURITY DATE. Maker shall pay the full amount then due under this Promissory Note, both principal and interest (including compounded interest) in a single payment on the maturity Date. Payment of the principal of and interest on this Promissory Note shall be made in lawful money of the United States of America to Holder at 5096 Richmond Road, Bedford Heights, Ohio 44146 or to such other payee or at such other address as may be designated to Maker by Holder from time to time.

         4. MANDATORY PREPAYMENT ON SALE OF SHARES. Maker has used the proceeds of the loan from Holder that is evidenced by this Promissory Note to fund the purchase of 300,000 Olympic Steel, Inc. Common Shares (the "Shares"). Upon any sale of any portion of the Shares, Maker shall promptly pay to Holder such amount, if any, as is necessary so that, immediately after that payment, the portion of the original principal on this Promissory Note that has been repaid, and as to which all accrued interest has been paid, is at least directly proportionate to the portion of the 300,000 Shares that have been sold by Maker through the date of that payment. For example, if, on a particular date Maker, having not previously sold any of the Shares and having not previously made any payment on this Promissory Note, sells 75,000 Shares (1/4 of the original number), Maker shall promptly pay to Holder at least $168,750 of principal (1/4 of the original principal), together with all accrued interest on that amount of principal.




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         5. WAIVER OF DEMAND, ETC. Maker waives demand, presentment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit and agrees that Holder may extend the time for payment, accept partial payment, or take security therefor without discharging or releasing Maker.

         6. GOVERNING LAW. This Promissory Note has been executed in Bedford Heights, Ohio. The construction, validity, and enforceability of this Promissory Note shall be governed by the laws of the State of Ohio applicable to promissory notes made and to be satisfied entirely within the State of Ohio.

         7. COSTS OF ENFORCEMENT. Maker agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by Holder in the collection of this Promissory Note and in the enforcement of the rights under this Promissory Note.

         8. WAIVER. MAKER, TO THE EXTENT NOT PROHIBITED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN HOLDER AND MAKER ARISING OUT OF, IN CONNECTION WITH THIS PROMISSORY NOTE OR THE RELATED PLEDGE AGREEMENT.

         9. PREPAYMENT. Maker may prepay all or any portion of the principal sum hereof at any time without penalty. All such prepayments shall be applied to the payment of the principal due hereon, and shall be accompanied by the payment of accrued interest on the amount of the prepayment to the date thereof.

         10. OVERDUE PAYMENTS. Holder must receive any payment of principal and interest under this Promissory Note by 5:00 p.m., E.S.T., on a business day in order to be credited on such date. If Maker fails to make any payment of principal, interest, or other amount becoming due pursuant to the provisions of this Promissory Note within ten (10) business days of the date due and payable, Maker also shall pay to Holder a late charge equal to five percent (5%) of the amount of such payment. Such ten (10) day period shall not be construed in any way to extend the due date of any such or subsequent payment.

         11. SECURITY. Security for repayment of this Note has been given in the form of a pledge on the 300,000 Shares, pursuant to a Pledge Agreement of even date herewith.


                                                 ______________________________
                                                 David A. Wolfort


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                             STOCK PLEDGE AGREEMENT
                             ----------------------

         THIS PLEDGE AGREEMENT made and entered into as of this 22 day of February, 2001, at Bedford Heights, Ohio, by and between Olympic Steel, Inc., an Ohio corporation ("Pledgee"), and David A. Wolfort ("Pledgor") evidence the following agreements and understandings:

                                   WITNESSETH:
                                   ----------

         WHEREAS, Pledgee has loaned ("Loan") to Pledgor the sum of Six Hundred Seventy Five Thousand Dollars ($675,000) to fund the purchase of 300,000 Common Shares of the Company (the "Pledged Stock");

         WHEREAS, Pledgor has executed a Promissory Note dated of even date herewith (the "Note") which evidences Pledgor's obligation to repay the Loan;

         WHEREAS, Pledgor's obligations under the Note are to be secured by a pledge of the Pledged Stock.

         NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEPOSIT OF COLLATERAL. Pledgor hereby deposits with Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A. as Agent (the "Agent"), a stock certificate representing the Pledged Shares, and an Irrevocable Stock Power duly endorsed by Pledgor to transfer the Pledged Shares. Such stock certificate and stock power shall be held by the Agent, on behalf of Pledgee, subject to the terms and conditions of this Agreement in order to secure the payment obligations of Pledgor to Pledgee pursuant to the Note. Upon the payment in full of the Note, such certificate of stock and stock power shall be returned by the Agent to the Pledgor.

         2. DEFAULT.

         (a) In the event that Pledgor fails to remedy a default by Pledgor under the terms of the Note within any applicable cure period, Pledgee shall be entitled to exercise concurrently or successively any one or more of the following rights and remedies as well as any other right or remedy which Pledgee may possess hereunder, at law or in equity:

                  (i) Agent may exercise, on behalf of the Pledgee, all rights of a shareholder of record of Olympic Steel, Inc. (the "Company"), including, without limitation, the right, with or without effecting a transfer of the shares on the books





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         of the Company, to receive and collect for Pledgee's account any and all amounts which are payable to or on account of the Pledged Shares (including, without limitation, dividends and distributions), or may otherwise be considered proceeds of the Pledged Shares to the extent of the amount then owning on the Note; and

                  (ii) Agent, on behalf of the Pledgee, may sell, assign, transfer or otherwise dispose of the Pledged Shares or any portion thereof, for cash, upon credit or upon such other commercially reasonable terms and conditions as Pledgee shall deem appropriate, PROVIDED, HOWEVER, that if the proceeds from such sale, transfer or disposition exceed the amount then due and owning from Pledgor to Pledgee under the Note, then such excess shall be promptly paid over to Pledgor; and PROVIDED FURTHER, that if such proceeds are not sufficient to pay the amounts due and owing from Pledgor to Pledgee, then Pledgor shall remain obligated for any amounts still owing under the Note.

Nothing contained in this Section 2(a) shall prevent Pledgee from seeking a judgment against Pledgor pursuant to the Note or otherwise pursuing its other rights available at law or in equity.

         (b) Anything contained herein to the contrary notwithstanding, any funds, monies, proceeds or other property received by Agent, on behalf of Pledgee upon exercise of any right or remedy hereunder, may be retained by Pledgee only to the extent of actual damages suffered by Pledgee on account of a default by Pledgor hereunder, and the balance of such funds, monies, proceeds or other property shall be delivered promptly to Pledgor.

         (c) So long as there exists no default under the Note, (i) Pledgor shall be entitled to receive, retain and use any and all dividends or distributions made on account of the Pledged Shares, such dividends or distributions being and remaining the property of Pledgor, and (ii) as owner of the Pledged Shares, Pledgor shall be entitled to exercise all rights and privileges attendant thereto.

         3. TERMINATION. This Pledge Agreement and all of its terms and conditions shall remain in full force and effect for so long as the Note remains unpaid, in whole or in part, or until the Pledged Shares are sold, liquidated or disposed of by Pledgee, as the case may be. At such time as the Note is paid in full, or deemed paid, this Pledge Agreement shall terminate and shall cease to be of further force and effect. At such time of termination, Agent shall deliver to Pledgor the certificates representing the Pledged Shares and the Irrevocable Stock Power, together with an instrument signed by Pledgee relinquishing all right, title and interest of Pledgee in and to the Pledged Shares.

         4. TRANSFERS AND OTHER LIENS. Pledgor agrees that he will not (a) sell or otherwise dispose of or grant any option with respect to any of the Pledged Shares, (b)





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create or permit to exist any other lien upon or with respect to any of the
Pledged Shares or (c) enter into any obligations that may restrict or inhibit Pledgee's rights or ability to sell or otherwise dispose of the Pledged Shares or any part thereof after the occurrence and during the continuance of an event of default under the terms of the Note.

         5. INDEMNIFICATION OF AGENT. Pledgor and Pledgee will indemnify, hold harmless and defend against any claim, loss, liability, or damage, incurred by Agent in connection with carrying out its duties under this Agreement. In the event that any legal action is instituted against Agent as such, Agent may implead or interplead the parties hereto in such action and may deposit with the court in which such action is pending the Pledged Shares which is the subject of this Agreement, and which is also the subject matter of such action. Agent shall thereupon be relieved and discharged from any and all obligations and liabilities under and pursuant to this Agreement and Pledgor and Pledgee shall thereupon release Agent from any and all further obligations and liabilities under and pursuant to this Agreement.

         In the event Agent impleads or interpleads Pledgor or Pledgee, such party or parties shall pay Agent's cost in connection therewith.

         6. MISCELLANEOUS.

         (a) Any notice or other communications under this Agreement to any party will be adequately given when it is personally delivered or when it is sent by fax, with confirmation of receipt, or one day after it is sent by overnight courier, or three days after it is sent by certified mail, return receipt requested, addressed in any case as follows:

         to Pledgor:            David A. Wolfort
                                Olympic Steel, Inc.
                                5096 Richmond Road
                                Bedford Heights, Ohio 44146
                                Facsimile No.:  216-292-3974

         to Pledgee:            Olympic Steel, Inc.
                                5096 Richmond Road
                                Bedford Heights, Ohio 44146
                                Facsimile No.:  216-292-3974




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         to Agent:              Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                                The Tower at Erieview, Suite 2600
                                1301 East Ninth Street
                                Cleveland, Ohio  44114-1824
                                ATTN:  Michael A. Ellis, Esq.
                                Facsimile No.:  216-623-4912

         (b) This Agreement, which shall be governed by and interpreted in accordance with the laws of the State of Ohio, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (c) This Agreement, together with the Note, constitutes the entire agreement between the parties hereto with respect to the matters herein addressed. Any modification or amendment to this Agreement shall be effective only if in writing and executed by Pledgor and Pledgee.

         (d) All rights and remedies provided herein or otherwise existing at law or in equity are cumulative, and the exercise of one or more of such rights or remedies by Pledgee shall not preclude or waive its right to exercise any or all of the other rights and remedies.

         (e) The captions in this Agreement are included for convenience of reference only and shall be of no force and effect in construing the provisions hereof.

         (f) Any provisions contained in this Agreement which are contrary to, prohibited by, or invalid under applicable laws or regulations shall be modified and enforced to the greatest extent permitted by law and shall not invalidate the remaining provisions hereof.

         (g) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Pledge
Agreement the day and year first above written.


                                  __________________________________________
                                  David A. Wolfort

                                                  "Pledgor"


                                  Olympic Steel, Inc.
                                  an Ohio corporation


                                  By: __________________________________
                                      Michael D. Siegal, Chairman & Chief
                                      Executive Officer

                                                  "Pledgee"






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